Exhibit  10.59

GUARANTY AGREEMENT

GUARANTY AGREEMENT, dated as of November 30, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”), by TROPHY HUNTER INVESTMENTS, LTD., a Florida limited partnership (together with its successors and permitted assigns, “BH I Guarantor”), having an address at c/o Bay Harbour Management, L.C., 885 Third Avenue, New York, NY 10022, Attn: Douglas Teitelbaum, BAY HARBOUR 90-1 Ltd., a Florida limited partnership (together with its successors and permitted assigns, “BH II Guarantor”), having an address at c/o Bay Harbour Management, L.C., 885 Third Avenue, New York, NY 10022, Attn: Douglas Teitelbaum and BAY HARBOUR MASTER, LTD., a Cayman Islands exempt company, (together with its successors and permitted assigns, “BH III Guarantor” and collectively with BHI guarantor and BH II Guarantor, “Guarantor”), having an address at c/o Bay Harbour Management, L.C., 885 Third Avenue, New York, NY 10022, Attn: Douglas Teitelbaum for the benefit of COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, 9th Floor, New York, New York 10010 (together with its successors and assigns, collectively “Lender”).

RECITALS

WHEREAS, pursuant to that certain Note, dated as of the date hereof (as the same may be amended, restated, replaced supplemented or otherwise modified from time to time, the “Note”), executed by PH Fee Owner LLC, a Delaware limited liability company (together with its successors and assigns, “Fee Owner”), and OpBiz, L.L.C., a Nevada limited liability company (together with its successors and assigns, “OpBiz” and, together with Fee Owner, individually or collectively as the context indicates, “Borrower”), and payable to the order of Lender in the original principal amount of up to $820,000,000 or so much thereof as is advanced, Borrower is indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) made pursuant to that certain Loan Agreement, dated as of the date hereof (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), between Borrower and Lender, which Loan is secured by, inter alia, that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of the date hereof, made by Borrower to First American Title Insurance Company, a New York corporation, as trustee, for the benefit of Lender, as beneficiary (as amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Security Instrument”), and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Security Instrument, collectively, the “Loan Documents”).

WHEREAS, Lender is not willing to make the Loan to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower and will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY

1.1.          Guaranty of Obligation.  Subject to Section 1.2, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as a surety.

1.2.          Maximum Aggregate Liability.  As used herein, the term “Guaranteed Obligations” means all the obligations and liabilities of Borrower under Sections 9.4(b) and (c) of the Loan Agreement.  The maximum aggregate liability with respect to the Guaranteed Obligations (other than the obligations and liabilities of Borrower under Section 9.4(b)(ix) or Section 9.4(c)(ii)(A) of the Loan Agreement) and other than Enforcement Costs (as defined below) shall not exceed (a) $15 million for each individual BH Guarantor and (b) $30 million in the aggregate for all Guarantors; provided that, with respect to each BH Guarantor, the foregoing restrictions on liability shall not apply to any Guaranteed Obligations that arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by such BH Guarantor, to the full extent of such Guaranteed Obligations; or (ii) events, acts, or circumstances (regardless of the cause of same) that provide actual benefit (in cash, cash equivalent, or other quantifiable amount) to such BH Guarantor, to the full extent of the actual benefit received by such BH Guarantor.  Notwithstanding the foregoing, during any period in which Borrower obtains and maintains environmental insurance for the Property which has a term of not less than five (5) years from the date hereof and a two (2) year tail coverage in amounts not less than $50,000,000 for third party liability and $25,000,000 for first party clean-up coverage from a carrier with not less than an “A” rating and otherwise acceptable to Lender in its reasonable discretion, including, without limitation, naming Lender as an additional insured thereunder, and such environmental insurance policy is in full force and effect, then during such period Guarantor shall have no obligations or liability to Lender hereunder with respect to Borrower’s failure to comply with Section 9.4(b)(iii) of the Loan Agreement.  For the purposes hereof, Lender hereby acknowledges and confirms that: (i) that certain Primary Environmental Site Liability Policy, Policy # 37310075, issued by Chubb Custom Insurance Company, and (ii) that certain Excess Environmental Liability Policy, Policy # PLS 2104680, issued by American International Specialty (collectively, the “Environmental Policies”) were delivered to Lender and are in effect on the date hereof and are acceptable to Lender so long as each of the Environmental Policies remains in full force and effect.  Notwithstanding the foregoing, it is hereby expressly agreed that the obtaining and maintaining of any such environmental insurance for the Property shall not in any way reduce, amend, modify or otherwise affect any of the obligations and liabilities of Borrower under any of the  Loan Documents.

1.3.          Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection.  This Guaranty may not be revoked by

Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs).  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4.          Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower (other than the defense of payment of such Guaranteed Obligations by Borrower), or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5.          Payment By Guarantor.  If all or any part of the Guaranteed Obligations shall not be punctually paid when due, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be made, given and received in accordance with the notice provisions hereof.

1.6.          No Duty To Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations.

1.7.          Waivers.  Guarantor agrees to the provisions of this Guaranty, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, and (i) generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

1.8.          Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder (the foregoing, collectively “Enforcement Costs”).

1.9.          Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10.        Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty.

1.11.        Borrower.  The term “Borrower” as used herein shall include any Person constituting Borrower and any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Person constituting Borrower or any interest in any Person constituting Borrower.

ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1.          Modifications.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2.          Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Guarantor or any other party liable for payment of any or all of the Guaranteed Obligations.

2.3.          Condition of Borrower or Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, or Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the direct or indirect shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4.          Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereunder regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5.          Release of Obligors.  Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

2.6.          Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7.          Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8.          Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (except to extent of Lender’s gross negligence or willful misconduct) (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9.          Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10.        Offset.  Any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense (other than the defense of payment in full) arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11.        Merger.  The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12.        Preference.  Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13.        Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Agreement and the other Loan Documents and extend credit to Borrower, each of BH I Guarantor and BH II Guarantor represents and warrants to Lender as follows:

3.1.          Benefit.  Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, benefit from the Lender’s making the Loan to Borrower.

3.2.          Familiarity and Reliance.  Guarantor is familiar with the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3.          No Representation by Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4.          Authority.  BH I Guarantor is a limited partnership organized under the laws of the State of Florida. BH II Guarantor is a limited partnership organized under the laws of the State of Florida.  BH III Guarantor is a company organized under the laws of the Cayman Islands.  Guarantor has the power, authority and legal right (A) to own and operate its properties and assets, (B) to carry on the business now being conducted and proposed to be conducted by it, (C) to execute, deliver and perform its obligations under the Loan Documents to which it is a party (including, without limitation, this Guaranty) and (D) to engage in the transactions contemplated by the Loan Documents to which it is a party (including, without limitation, this Guaranty).  All Loan Documents to which Guarantor is a party (including, without limitation, this Guaranty) have been duly authorized, executed and delivered on behalf of Guarantor.  Guarantor possesses all material rights, licenses, permits, consents and authorizations, governmental or otherwise, necessary to entitle it to transact the businesses in which it is now engaged and to execute, deliver, perform, and comply with this Guaranty, and consummate the transactions contemplated hereby.

3.5.          Legality.  To Guarantor’s knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, the Mortgage, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party.  This Guaranty is Guarantor’s legal and binding obligation and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6.          Litigation.

There is no action, suit, proceeding or investigation pending or, to Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental

Authority, or labor controversy affecting Guarantor or any of Guarantor’s properties, businesses, assets or revenues, which would reasonably be expected to materially and adversely affect the performance of Guarantor’s obligations and duties under this Guaranty or impair Guarantor’s ability to fully fulfill and perform Guarantor’s obligations under this Guaranty and the other Loan Documents to which Guarantor is a party.

3.7.          Financial and other Information. To Guarantor’s knowledge, all financial data and other financial information that has been delivered to Lender with respect to the Guarantor (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Guarantor as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP  throughout the periods covered, except as disclosed therein.  To Guarantor’s knowledge, Guarantor does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Guarantor and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Guarantor from that set forth in said financial statements.

3.8.          Tax Filings.  Guarantor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Guarantor.  Guarantor believes its tax returns properly reflect Guarantor’s income and taxes for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.9.          Offset. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Guarantor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.10.        Embargoed Person.  At all times throughout the term of the Loan, including after giving effect to any Transfer permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Guarantor (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Guarantor, with the result that the investment in Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Guarantor have been derived from any unlawful activity with the result that the investment in Guarantor (whether directly or indirectly) is prohibited by law or the Loan is in violation of law.

3.11.        Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

COVENANTS

4.1.          Corporate Existence. BH I Guarantor shall maintain and preserve BH I Guarantor’s existence and qualification as a limited partnership organized under the laws of the State of Florida.  BH II Guarantor shall maintain and preserve BH II Guarantor’s existence and qualification as a limited partnership organized under the laws of the State of Florida.  BH III Guarantor shall maintain and preserve BH III Guarantor’s corporate existence and qualification as a company organized under the laws of the Cayman Islands.

4.2.          Financial Reporting.

(a)       Each Guarantor shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with the accounting principles used to generate the financial information delivered to Lender in connection with its underwriting of the Loan, consistently applied, reflecting the financial affairs of such Guarantor.  Lender shall have the right from time to time during normal business hours upon reasonable notice to such Guarantor to examine such books and records at the office of such Guarantor or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(b)       As soon as available and in any event within 120 days after the end of each Fiscal Year of each Guarantor, such Guarantor shall deliver a copy of the annual audit report for such Fiscal Year for such Guarantor and its subsidiaries, including therein a consolidated balance sheet of such Guarantor and its subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of such Guarantor and its subsidiaries for such Fiscal Year, in each case, certified (without any Impermissible Qualification) by Grant Thornton LLP or another independent public accountant regularly used by such Guarantor, together with a certificate from such accountants containing a computation of, and showing compliance with, the financial covenant contained in Section 4.7.  “Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of any person or entity, any qualification or exception to such opinion or certification (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such person or entity to be in default of any of its obligations under this Guaranty.  “Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

(c)       Each Guarantor shall deliver such other information respecting the condition or operations, financial or otherwise, of such Guarantor or any of its subsidiaries as Lender may from time to time reasonably request in writing but in no event more than twice during any calendar year.

4.3.          Dissolution.  No Guarantor shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution).

4.4.          Litigation.  Each Guarantor shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against such Guarantor of which such Guarantor has notice and which would reasonably be expected to materially adversely affect such Guarantor’s ability to perform its obligations hereunder.

4.5.          Notice of Default.  Each Guarantor shall promptly advise Lender of any material adverse change in such Guarantor’s condition, financial or otherwise, or of the occurrence of any event of which such Guarantor has knowledge which would reasonably be expected to materially adversely effect Guarantor’s ability to perform its obligations hereunder.

4.6.          Certification.  Each Guarantor at any time and from time to time, within ten (10) Business Days following the request by Lender, shall execute and deliver to Lender a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified and stating such modifications) or, if applicable, that this Guaranty is no longer in full force and effect.

4.7.          Net Worth.  Each Guarantor covenants and agrees with Lender that, until the Loan has been indefeasibly paid and performed in full, such Guarantor at all times after the date hereof will not permit its Net Worth as of the last day of any Fiscal Quarter to be less than $17,500,000.  “Net Worth” means, at any time, the excess of the total assets of any Guarantor and its subsidiaries at such time, over the total liabilities of such Guarantor and its subsidiaries at such time, in each case, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (“GAAP”).

ARTICLE V
SUBORDINATION OF CERTAIN INDEBTEDNESS

5.1.          Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.  Upon the occurrence and during the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims until payment in full of the Debt.

5.2.          Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

5.3.          Payments Held in Trust.  In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender for application to the Debt.

5.4.          Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Debt, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE VI
MISCELLANEOUS

6.1.          Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.   No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.  Pursuant to

Nevada Revised Statutes (“NRS”) Section 40.495(2), Guarantor hereby waives the provisions of NRS Section 40.430.

6.2.          Notices.  All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (i) hand delivered, (ii) sent by certified or registered United States mail, postage prepaid, return receipt requested, (iii) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (iv) sent by facsimile (with answer back acknowledged), in each case addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 6.2):

If to Lender:                                                                               Column Financial, Inc.
11 Madison Avenue, 9th Floor
New York, New York 10010
Attention:  Michael May
Facsimile No.:  (212) 352-8106

with a copy to:                                                                 Column Financial, Inc.
One Madison Avenue
New York, New York 10010
Legal and Compliance Department
Attention:  Casey McCutcheon, Esq.
Facsimile No.:  (917) 326-8433

and a copy to:                                                                    Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:  Jonathan L. Mechanic, Esq.
Facsimile No.:  (212) 859-4000

If to BH I Guarantor:                                    c/o Bay Harbour Management, L.C.,

885 Third Avenue

New York, NY 10022

Attention: Douglas Teitelbaum

Fax:  212-371-7497

with a copy to:                                                                 Proskauer Rose LLP

1585 Broadway

New York, NY 10036

Attention:  Christopher Wells, Esq.

Facsimile No.:  212-969-2900

If to BH II Guarantor:                                c/o Bay Harbour Management, L.C.,

885 Third Avenue

New York, NY 10022

Attention: Douglas Teitelbaum

Fax:  212-371-7497

with a copy to:                                                                 Proskauer Rose LLP

1585 Broadway

New York, NY  10036

Attention:  Christopher Wells, Esq.

Facsimile No.:  212-969-2900

If to BH III Guarantor:                            c/o Bay Harbour Management, L.C.,

885 Third Avenue

New York, NY 10022

Attention: Douglas Teitelbaum

Fax:  212-371-7497

with a copy to:                                                                 Proskauer Rose LLP

1585 Broadway

New York, NY  10036

Attention:  Christopher Wells, Esq.

Facsimile No.:  212-969-2900

A notice shall be deemed to have been given, (i) in the case of hand delivery, at the time of delivery, (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day,  (iii) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day, or (iv) in the case of facsimile, upon sender’s receipt of a machine generated confirmation of successful transmission after advice by telephone to recipient that a facsimile notice is forthcoming.

6.3.          Governing Law; Submission to Jurisdiction.  THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF ANY SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  GUARANTORS DO HEREBY DESIGNATE AND APPOINT:

DOUGLAS TEITELBAUM

C/O BAY HARBOUR MANAGEMENT, L.C.,

885 THIRD AVENUE

NEW YORK, NY 10022

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

6.4.          Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5.          Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

6.6.          No Assignment.  Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

6.7.          Successors and Assigns.  Subject to the provisions of Section 6.6, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

6.8.          Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.9.          Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.10.        Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.11.        Other Defined Terms.  Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

6.12.        Entirety.  THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

6.13.        Waiver of Right To Trial By Jury.  GUARANTOR AND BY ACCEPTANCE HEREOF, LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF LENDER AND GUARANTOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER.

6.14.        Joint and Several Liability.  If Guarantor consists of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

6.15.        USA Patriot Act Notice.  Lender hereby notifies Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Guarantor, which information includes the name and address of Guarantor and other information that will allow Lender to identify Guarantor in accordance with the Patriot Act.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTOR:

BH I GUARANTOR:

TROPHY HUNTER INVESTMENTS, LTD., a Florida limited partnership

By:	BAY HARBOUR HOLDINGS, LLC, its general partner

By:
	Name:	Douglas Teitelbaum
	Title:	Managing Member

BH II GUARANTOR:

BAY HARBOUR 90-1, LTD., a Florida limited partnership

By:	BAY HARBOUR HOLDINGS, LLC, its general partner

By:
	Name:	Douglas Teitelbaum
	Title:	Managing Member

[SIGNATURES CONTINUE ON NEXT PAGE]

BH III GUARANTOR:

BAY HARBOUR MASTER, LTD.

By:
Name:
Title:

By:
Name:
Title: